Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-97063, 333-06419, 333-41321, 333-67841, 333-85105, 333-107738, 333-127163 on Form S-8 and Registration Statement Nos. 333-38105, 333-46395 and 333-104277 on Form S-3 of our report relating to the financial statements of Epicor Software Corporation and subsidiaries as of December 31, 2005 and for each of the two years in the period then ended dated March 31, 2006, appearing in this Annual Report on Form 10-K of Epicor Software Corporation for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Costa Mesa, California

March 11, 2007

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